Exhibit 4.23

SUBORDINATED INDENTURE

DATED AS OF                     , 20

BETWEEN

HELIX ENERGY SOLUTIONS GROUP, INC.

as Issuer,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Providing for Issuance of

Debt Securities

in Series

i

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

HELIX ENERGY SOLUTIONS GROUP, INC.

Certain Sections of the this Subordinated Indenture relating to Sections 310 — 318, inclusive,

of the Trust Indenture Act of 1939, as amended

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08, 6.10
(c)	N.A.
311(a)	6.13
(b)	6.13
(c)	N.A.
312(a)	7.01, 7.02
(b)	7.02
(c)	7.02
313(a)	7.03
(b)(1)	N.A.
(b)(2)	7.03
(c)	7.03
(d)	7.03
314(a)	7.04
(a)(4)	1.04, 10.04
(b)	N.A.
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N.A.
(d)	N.A.
(e)	1.02
(f)	N.A.
315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
316(a)(last sentence)	1.01
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.04
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318(a)	1.07
(b)	N.A.
(c)	1.07

*	N.A. means inapplicable.
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

v

SUBORDINATED INDENTURE

THIS SUBORDINATED INDENTURE, dated as of             , 20    , between Helix Energy Solutions Group, Inc., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the “Company”), having its principal office at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (herein called the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America (including, if applicable, International Financial Reporting Standards) as in effect from time to time;

(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(g) if the applicable series of Securities are subordinated pursuant to Article XIV, unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or other location, means, except as otherwise provided or contemplated by Section 3.01 with respect to any series of Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in either (a) that Place of Payment or (b) other location are authorized or obligated by law or executive order or regulation to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Company, or any other officer or officers of the Company designated in writing by or pursuant to authority of the Board of Directors, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Houston, TX shall be principally administered, which office as of the date of this instrument is located at 601 Travis Street, 16th Floor, Houston, TX 77002, except that with respect to presentation of Securities for payment or for registration of transfer, conversion or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, NY 10286, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“corporation” means a corporation, limited liability company, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee therefor.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“Designated Senior Indebtedness” means any Senior Indebtedness so designated, as provided in Section 3.01, in respect of any series of Securities.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“mandatory sinking fund payment” has the meaning specified in Section 12.01.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 5.01(d).

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any other officer or officers of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee. The Officer’s Certificate given pursuant to Section 10.04 shall be signed by the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or outside counsel to, but does not have to be counsel for, the Company, and who shall be acceptable to the Trustee.

“optional sinking fund payment” has the meaning specified in Section 12.01.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled and delivered to the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor has been made;

(3) Securities, except to the extent provided in Sections 13.02 and 13.03 respectively, as to which the Company has effected Defeasance pursuant to Section 13.02 or Covenant Defeasance pursuant to Section 13.03; and

(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. The Trustee shall be protected in relying on an Officer’s Certificate or other evidence satisfactory to it in determining ownership. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, association, corporation, company (including a limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities that series are payable as specified or contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness, and, in the absence of any trustee, agent or representative, it means the holder or holders of such issue.

“Responsible Officer”, means, with respect to the Trustee, any officer assigned to the Corporate Trust Division—Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 6.01(c)(2) and Section 6.02 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness,” unless otherwise provided with respect to the Securities of a series as contemplated by Section 3.01, means (1) all Debt of the Company, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities, or to other Debt that is pari passu with or subordinated to the Securities, and (2) any modifications, refunding, deferrals, renewals, or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Senior Indebtedness” include (a) Debt of the Company owed or owing to any Subsidiary of the Company, (b) Debt to trade creditors, or (c) any liability for taxes owed or owing by the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in Section 9.05; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 13.04.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act; provided, however, that no additional opinion shall be required in connection with the issuance of Securities that are part of any series as to which such an opinion has been furnished. Each such certificate and opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company and an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided in Section 10.04) shall include,

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement of such Person’s holding the same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, but the Company shall have no obligation to do so; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the then existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day following such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day following the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile or electronic transmission) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division — Corporate Finance Unit , or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Conflict with Trust Indenture Act.

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act or with another provision hereof which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be expressly provided pursuant to Section 3.01 with respect to any specific Securities.

Section 1.12. Governing Law; Waiver of Jury Trial; Jurisdiction.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

THE COMPANY IRREVOCABLY CONSENTS AND SUBMITS, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY

LAW, ANY OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE COMPANY’S JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment or other location, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment or other location on such date, but may be made on the next succeeding Business Day at such Place of Payment or other location with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

Section 1.14. Incorporators, Shareholders, Directors, Officers and Employees of the Company Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, director, officer or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE II SECURITY FORM

Section 2.01. Forms Generally.

The Securities of each series and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution and, subject to Section 3.03, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate or Company Order setting forth, or determining the manner of, such establishment, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded or of any Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Face of Security.

[Insert any legend required by the United States Internal Revenue Code and the regulations thereunder.]

[If a Global Security, — insert legend required by Section 2.04 of the Indenture] [If applicable, insert — UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Helix Energy Solutions Group, Inc.

No	$

Helix Energy Solutions Group, Inc., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of United States Dollars [state other currency] on                      [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on                      and                      in each year, commencing                     , and at the Maturity thereof, at the rate of         % per annum, until the principal hereof is paid or made available for payment [if applicable insert —, provided that any premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and any such interest on any overdue installment shall be payable on demand.] [If applicable, insert — In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                       (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]

[If a Global Security, insert — Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security [may be made pursuant to the Applicable Procedures of the Depositary as permitted in such Indenture][will be made by transfer of immediately available funds to a bank account in designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [state other currency]].]

[If a definitive Security, insert —] Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                      [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ] [state other currency] [or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of                      in                      and                      in                     , or at such other offices or agencies as the Company may designate, by [United States Dollar] [state other currency] check drawn on, or transfer to a [United States Dollar] account maintained by the payee with, a bank in The City of New York [                    ] (so long as the applicable Paying Agent has received proper transfer instructions in writing at least [                    ] days prior to the payment date)] [if applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [or by transfer to a [United States Dollar] [state other currency] account maintained by the payee with a bank in The City of New York [state other Place of Payment] (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date)].]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Helix Energy Solutions Group, Inc.

By:

Name:

Title:

Section 2.03. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Indenture, dated as of                      (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and                      , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $                    ].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, [if applicable, insert (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after                     , 2        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                     ,         %, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, (1) on                      in any year commencing with the year                      and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after                     ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12 month period beginning                      of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[ If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than         % per annum.]

[ If applicable, insert — The sinking fund for this series provides for the redemption on in each year beginning with the year                      and ending with the year                      of [if applicable, insert — not less than $                     (“mandatory sinking fund”) and not more than] $                     aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert mandatory] sinking fund payments may be credited against subsequent [if applicable, insert mandatory] sinking fund payments otherwise required to be made [if applicable, insert —, in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If applicable, insert — the Securities of this series are not redeemable prior to Stated Maturity.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert — This Global Security or portion hereof may not be exchanged for definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a definitive Security, insert — As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of [U.S.] $                     [state other currency] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer and notice to the Trustee thereof the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If this Security is a Global Security, insert — This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

This Security is subordinated in right of payment to the Senior Indebtedness as more fully provided in Article XIV.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

[If a Definitive Security, insert as a separate page —

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                     (Please Print or Typewrite Name and Address of Assignee) the within instrument of HELIX ENERGY SOLUTIONS GROUP, INC. and does hereby irrevocably constitute and appoint                      Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or

Other Identifying Number of Assignee:

____________________ ____________________

Dated: ____________________ (Signature)

            ____________________ ____________________

Signature Guarantee:

___________________________________

(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

Section 2.04. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

If Securities of a series are issuable in whole or in part in the form of one or more Global Securities, as contemplated by Section 3.01, then, notwithstanding Clause (i) of Section 3.01 and the provisions of Section 3.02, any Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges. Any endorsement of a Global

Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order. Subject to the provisions of Sections 3.03, 3.04 and 3.05, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect endorsement or delivery or redelivery of a Global Security shall be in a Company Order (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel).

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with a Company Order (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction or increase, as the case may be, in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Section 2.05. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the debt Securities of the series designated herein and referred to in the within-mentioned Indenture.

[ ,] As Trustee

By:
Authorized Signatory

ARTICLE III THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate or Company Order setting forth, or determining the manner of, such establishment, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the form and title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the issue price or prices of originally issued Securities, expressed as a percentage of the principal amount, and the original issue date;

(d) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(e) the date or dates on which the Securities will be issued and on which principal of, and premium, if any, on, any Securities of the series is payable or the method of determination thereof;

(f) the rate or rates (which may be fixed or variable, or combination thereof) at which any Securities of the series shall bear interest, if any, or the method of determination thereof, the date or dates from which any such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(g) the place or places where, subject to the provisions of Section 10.02, the principal of and any premium and interest on any Securities of the series shall be payable, Securities of the series may be surrendered for registration or transfer, Securities of the series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(h) the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(i) the obligation, if any, and the option, if any, of the Company to redeem, purchase or repay any Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

(j) if other than denominations of $1,000 and any integral multiple thereof the denominations in which any Securities of the series shall be issuable;

(k) if the debt Securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of such bearer debt Securities (including exchange for registered debt Securities of the same series);

(l) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index including an index based on a currency or currencies other than in which the Securities of that series are payable or pursuant to a formula, the manner in which such amounts shall be determined;

(m) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(n) if the principal of or any premium or interest on any Securities of the series is to be payable, redeemable or purchasable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, redeemable, or purchasable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, redeemable or purchasable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable, redeemable or purchasable (or the manner in which such amount shall be determined);

(o) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04 or the method of determination thereof;

(p) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(q) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections or if other than as provided in Sections 13.02 or 13.03, the terms and conditions upon which and the manner in which such series of Securities may be defeased or discharged, and, if other than by a Board Resolution, the manner in which any election by the Company to defease or discharge such Securities shall be evidenced;

(r) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04, information with respect to book-entry procedures, and any circumstances in addition to or in lieu of those set forth in Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(s) if the debt Security is issued as an original issue discount debt Security, and if so, the yield to maturity;

(t) any deletion from, addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(u) any addition to or change in the covenants set forth in Article X or XIV which applies to Securities of the series or in any defined term used in either Article X or XIV;

(v) the right, if any, of the Company to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the Interest Payment Dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(w) if other than the Trustee, the identity of any other trustee, the Security Registrar and any Paying Agent; and

(x) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(e)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. Accordingly, the terms of any Security of a series may differ from the terms of other Securities of the same series, if and to the extent provided pursuant to this Section 3.01. The matters referenced in any or all of Clauses (a) through (x) above may be established and set forth or determined as aforesaid with respect to all or any specific Securities of a series (in each case to the extent permitted by the Trust Indenture Act).

Any such Board Resolution or Officer’s Certificate referred to above with respect to Securities of any series filed with the Trustee on or before the initial issuance of the Securities of such series shall be incorporated herein by reference with respect to Securities of such series and shall thereafter be deemed to be a part of the Indenture for all purposes relating to Securities of such series as fully as if such Board Resolution or Officer’s Certificate were set forth herein in full.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Section 3.02. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents (or any other officer of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time). The signature of any of these officers on the Securities may be manual or facsimile.

The Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to, Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles or other customary exceptions.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture in accordance with the Board Resolutions will affect the Trustee’s own rights, duties, obligations, responsibilities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary, unless the Trustee reasonably determines otherwise, for the Company to deliver the Officer’s Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.05. Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office or other designated office of the Trustee a register (the register maintained in such office being herein sometimes collectively, referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities entitled to registration or transfer as provided herein. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency. At all reasonable times the Security Register shall be available for inspection by the Trustee.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, neither the Company nor the Trustee shall be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Securities:

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (1) such Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company’s receipt of such notice, (2) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Security Registrar has received a request from the Depositary to issue certificated securities in lieu of the Global Security, (3) the Company shall determine in its sole discretion that Securities of a series issued in global form shall no longer be represented by a Global Security, or (4) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01, then in any such case, such Global Security may be exchanged by such Depositary for definitive Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Security or portion thereof may be registered to, such Persons as such Depositary shall direct. If the Company designates a successor Depositary pursuant to Clause(1) above, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (a), (b), (c) and (d) of this Section shall continue to apply thereto.

(c) Subject to Clause (b) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

None of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such new Security from the party to whom it was delivered or any party taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company and the Trustee in connection therewith.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

For each series of Securities, the Company shall, prior to 10:30 a.m. (New York City time) on each payment date for principal and premium, if any, and interest, if any, deposit with the Trustee money in immediately available funds sufficient to make cash payments due on the applicable payment date.

Section 3.08. Persons Deemed Owners.

Except as otherwise contemplated by Section 3.01 with respect to any series of Securities, prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Sections 3.05 and 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, or participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any participant or between or among the Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.09. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order, and the Trustee shall thereafter deliver to the Company a certificate with respect to such deposition.

Section 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers

The Company in issuing the Securities may use “CUSIP”, “ISIN” or other similar numbers (in addition to the other identification numbers printed on the Securities), if then in use, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP”, “ISIN” or other similar numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such “CUSIP”, “ISIN” or other similar numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE IV SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(a) either

(1) all such Securities theretofore authenticated and delivered (other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee cancelled or for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee as cancelled or for cancellation

i. have become due and payable, or

ii. will become due and payable at their Stated Maturity within one year, or

iii. are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount of money in the currency or currency units in which such Securities are payable sufficient, without reinvestment, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee as cancelled or for cancellation, for principal and any premium and interest to the date of such deposit (in the case of such Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid, or otherwise made provision for the payment of, all other sums payable hereunder by the Company with respect to such Securities; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and the right of the Trustee to resign under Section 6.10 shall survive, and, if money shall have been deposited with the Trustee pursuant to subclause (2) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02, 6.06, 7.01 and 10.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the provisions of Article XIV); or

(b) default in the payment of the principal of or any premium on any Security of that series at its Maturity (whether or not such payment is prohibited by the provisions of Article XIV); or

(c) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series (whether or not such payment is prohibited by the provisions of Article XIV); or

(d) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a default in the performance or the breach of a covenant which is specifically dealt with elsewhere in this Section or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(g) any other Event of Default provided as contemplated by Section 3.01 with respect to Securities of that series.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 501(f)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay all

(1) overdue interest on all Securities of that series,

(2) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (whether or not such payment is prohibited by the provisions of Article XIV), or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof (whether or not such payment is prohibited by the provisions of Article XIV),

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities, its property or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery shall after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Any money or property collected or to be applied by the Trustee pursuant to this Article or, after an Event of Default, any money or property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 6.07;

Second: Subject to Article XIV, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

Third: The balance, if any, to the Company.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional to receive payment of the principal of and any premium and (subject to Sections 3.05 and 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

Subject to Section 6.03, the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of or any premium or interest on any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

Section 5.15. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to any series of Securities,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsections (a) and (d) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(f) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 6.02. Notice of Defaults.

Within 90 days after the occurrence, and during the continuance, of any default with respect to the Securities of any series which is known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all uncured or unwaived such defaults; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on Securities of any series or in the payment of any sinking or purchase fund installment with respect to such Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, however, that in the case of any default of the character specified in Section 5.01(d) with respect to the Securities of such series, no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, without obligation to do so, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and

(n) in order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this clause (n) shall survive the termination of this Indenture.

Section 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such reasonable compensation as shall from time to time be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3) to indemnify the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claims or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder , or in connection with enforcing the provisions of this Section.

The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the Securities, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

Section 6.08. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.09. Corporate Trustee Required, Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal, Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to all Securities of which such Trustee acts as trustee, or (2) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of which such Trustee acts as trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months or the Trustee may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and reimbursement of its expenses (including reasonable fees and expenses of counsel and agents), if any, to which such retiring Trustee is otherwise legally entitled, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 6.07.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of and subject to the direction of the Trustee to authenticate and deliver Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Except with respect to an Authenticating Agent appointed at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[Indenture Trustee], as Trustee

By:	, as
Authenticating Agent

By:
Authorized Signatory

ARTICLE VII HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for the Securities of a series, no such list need be furnished with respect to such series of Securities.

Section 7.02. Preservation of Information; Communications to Holders.

Subject to compliance with its obligations pursuant to Section 312 of the Trust Indenture Act, the Trustee (i) shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar and (ii) may dispose of any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or the Securities, and the corresponding rights and privileges of the Trustee shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. As promptly as practicable after each [May 15] beginning with the [May 15] following the date of this Indenture, and in any event prior to [July 15] in each year, the Trustee shall mail to each Holder a brief report dated as of [May 15] that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Section 313(b). Prior to delivery to the Holders, the Trustee shall deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.03.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04. Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the Company files the same with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Such information, documents, reports and summaries shall be deemed to have been (i) filed by the Company with the Trustee and (ii) transmitted by the Company to Holders, as the case may be, if the Company has filed such information, documents, reports and summaries with the Commission using the EDGAR filing system (or any successor filing system) and such reports are publicly available, in each case to the extent such filing with the EDGAR filing system (or any successor filing system) and the foregoing effect thereof, is not prohibited by the Act.

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease (as lessor) its properties and assets as, or substantially as, an entirety to any Person, unless:

(a) (i) in the case of a merger, the Company is the surviving Person, or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company as, or substantially as, an entirety shall be a corporation or partnership, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease (as lessor) of the properties and assets of the Company as, or substantially as, an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease (where the Company is the lessor), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company under this Indenture and the Securities and the assumption by such successor of the obligations of the Company hereunder;

(b) to add covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company with regard to all or any series of Securities (and if any such surrender is to be made with regard to less than all series of Securities, stating that such surrender is expressly being made solely with regard to such series);

(c) to add Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

(e) to add to, change or eliminate any of the provisions of this Indenture in respect of all or any series of Securities (and if such addition, change or elimination is to apply to less than all series of Securities, stating that it is expressly being made to apply solely with respect to such series), provided that any such addition, change or elimination (1) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (2) shall become effective only when there is no such Security Outstanding;

(f) to secure the Securities or any guarantee with respect to any Securities;

(g) to establish the form or terms of Securities of any series hereunder;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;

(i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (i) shall not adversely affect the interests of the Holders of any Securities in any material respect;

(j) to add one or more guarantors with respect to the Securities as parties to the Indenture or to release guarantors in accordance with the provisions of any supplemental indenture;

(k) to qualify this Indenture under the Trust Indenture Act;

(l) to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Securities, provided that such action does not adversely affect the interests of the Holders of Securities of such series or any other series;

(m) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or

(n) to make any changes in Article XIV that would limit or terminate the benefits applicable to any holder of Senior Indebtedness (or its Representatives) under Article XIV.

Section 9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the Company’s obligation to maintain an office or agency for payment of Securities and the other matters specified herein, or the coin or currency in which any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or alter the method of computation of interest,

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(c) modify any of the provisions of this Indenture relating to the execution of supplemental indentures with the consent of Holders of Securities which are discussed in this Section or modify any provisions relating to the waiver by holders of Securities of past defaults and covenants, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each

Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h), or

(d) make any change in Article XIV that adversely affects the rights of any Holder under Article XIV.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XIV of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representatives thereof authorized to give a consent) consent to such change.

Section 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is enforceable against the Company in accordance with its terms, subject to then customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

After any supplemental indenture under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

Section 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplements indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series. Failure to make a notation or issue a new Security shall not affect the validity and effect of any amendment, supplement or waiver.

ARTICLE X COVENANTS

Section 10.01. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 3.01, the Company hereby initially designates as the Place of Payment for each series of Securities The City of New York, and initially appoints the Trustee as Paying Agent at its Corporate Trust Office as the Company’s office or agency for each such purpose in such city.

Section 10.03. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit (or, if the Company has deposited any trust funds with a trustee pursuant to Section 13.04(a), causes such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (3) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from an further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each of its fiscal years ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions, conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 10.05. Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01(u), 9.01(b) or 9.01(g) for the benefit of the Holders of such series or in Article VIII or Section 10.05, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in fall force and effect.

ARTICLE XI REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article; subject to Article XIV.

Section 11.02. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, not less than 35 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 11.03. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which complies with any securities exchange or other applicable requirements for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 3.01 for the relevant Securities), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(d) that on the Redemption Dates, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

(f) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.05. Deposit of Redemption Price.

On or prior to 10:30 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII SINKING FUNDS

Section 12.01. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.02. Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03. Redemption of Securities for Sinking Fund.

Not less than 45 days (or shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article and Article XIV. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

Section 13.02. Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and the provisions of Article XIV shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (b) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

Section 13.03. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from its obligations under Section 7.04, Section 8.01(c), Section 10.05 and any covenants provided pursuant to Section 3.01(u), 9.01(b) or 9.01(g) for the benefit of the Holders of such Securities, (b) the occurrence of any event specified in Sections 5.01(d) (with respect to any of Section 7.04, Section 8.01(c), Section 10.05 and any such covenants provided pursuant to Section 3.01(u), 9.01(b) or 9.01(g)) or 5.01(g) shall be deemed not to be or result in an Event of Default, and (c) the provisions of Article XIV shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(d)) or Article XIV, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trusts for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) in the case of any series of Securities the payment on which may only be made in legal coin or currency of the United States, U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) such other obligations or arrangements as may be specified as contemplated by Section 3.01 with respect to such Securities, or (D) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, in either case expressed in a written certification thereof to be delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, (1) the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities or any Redemption Date established pursuant to clause (i) below, and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b) In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c) In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel that shall confirm that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(e) No event which is, or after notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing at the time of such deposit (other than such event or Event of Default (if any) resulting from the incurrence of indebtedness or the grant of liens securing such indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or, with regard to any such event specified in Sections 5.01(e) and (f), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(g) Such deposit shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound, or if such breach or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit.

(h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(i) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(j) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.05. Deposited Money and U.S. Government obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums, due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations (including the proceeds thereof) so held in trust shall not be subject to the provisions of Article XIV, provided that the applicable conditions of Section 13.04 have been satisfied.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.06. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, such Securities from which the Company has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE XIV SUBORDINATION

Section 14.01. Applicability of Article; Agreement to Subordinate.

The provisions of this Article XIV shall only be applicable to the Securities of any series (Securities of such series referred to in this Article XIV as “Subordinated Securities”) designated, pursuant to Section 3.01, as subordinated to Senior Indebtedness. Each Holder by accepting a Subordinated Security agrees that the Debt evidenced by such Subordinated Security is subordinated in right of payment, to the extent and in the manner provided in this Article XIV, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article XIV shall be subject to Section 14.12.

Section 14.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of such a proceeding, whether or not allowed as a claim against the Company in such proceeding) before Holders of Subordinated Securities shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Subordinated Securities from the Company; and

(b) until the Senior Indebtedness of the Company is paid in full, any distribution to which Holders of Subordinated Securities would be entitled but for this Article XIV shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that such Holders may receive Capital Stock and any debt securities that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Subordinated Securities of the Company.

Section 14.03. Default on Senior Indebtedness.

The Company may not pay the principal of, or premium, if any, or interest on, the Subordinated Securities or make any deposit in trust under Article IV or XIII and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Securities that provide for a mandatory sinking fund pursuant to Article XII by the delivery of Subordinated Securities by the Company to the Trustee pursuant to Section 12.03) any Securities (collectively, “pay the Subordinated Securities”) if any principal, premium or interest or other amount payable in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may make payments on the Subordinated Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make payments on the Subordinated Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 14.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Securities after such

Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period. For purposes of this Section 14.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 14.04. Acceleration of Payment of Debt Securities.

If payment of the Subordinated Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

Section 14.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders of Subordinated Securities that because of this Article XIV should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 14.06. Subrogation.

After all Senior Indebtedness is paid in full and until the Subordinated Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article XIV to holders of Senior Indebtedness that otherwise would have been made to Holders of Subordinated Securities is not, as between the Company and such Holders, a payment by the Company on Senior Indebtedness.

Section 14.07. Relative Rights.

This Article XIV defines the relative rights of Holders of Subordinated Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders of Subordinated Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on the Subordinated Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder of Securities from exercising its respective available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

Section 14.08. Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Subordinated Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 14.09. Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities of any series, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee written notice thereof from the Company, any Holder of Securities, any paying or conversion agent of the Company or the holder or representative of any class of Senior Indebtedness; and before the receipt of any such written notice, the

Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on, or additional amounts owing in respect of, any Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VI shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 5.06 or 6.07.

Section 14.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

Section 14.11. Article XIV Not to Prevent Defaults or Limit Right to Accelerate.

The failure to make a payment pursuant to the Securities by reason of any provision in this Article XIV shall not be construed as preventing the occurrence of a Default. Nothing in this Article XIV shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Subordinated Securities.

Section 14.12. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article IV or XIII by the Trustee for the payment of principal of, and premium, if any, and interest on, the Subordinated Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article XIV, and none of the Holders thereof shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

Section 14.13. Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article XIV, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 6.01 and 6.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XIV.

Section 14.14. Trustee to Effectuate Subordination.

Each Holder by accepting a Subordinated Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Securities and the holders of Senior Indebtedness as provided in this Article XIV and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 14.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Securities or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIV or otherwise

Section 14.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Subordinated Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

[signature pages follow]

This instrument may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: